EXTENDED STAY AMERICA ANNOUNCES FIRST QUARTER 2018 RESULTS
-Net Income of $31.1 million
-Adjusted EBITDA1 of $132.2 million
-Comparable system-wide RevPAR grows 3.7%
-Increases distribution 4.8% to $0.22 per Paired Share
-Completes sale of Austin hotel for $44.8 million

CHARLOTTE, N.C. - April 26, 2018 (GlobeNewswire) - Extended Stay America, Inc. and ESH Hospitality, Inc. (NYSE:STAY) (together, the “Company”) today announced consolidated results for the quarter ended March 31, 2018.
First Quarter 2018 Highlights

•	Total revenues grew 2.3% to $297.8 million

•	Comparable system-wide Revenue Per Available Room (“RevPAR”) grew 3.7% to $47.50

•	Adjusted EBITDA increased 2.0% to $132.2 million

•	Adjusted Funds From Operations ("Adjusted FFO")[1] of $0.42 per diluted Paired Share, an increase of 18.2%

•	Adjusted Paired Share Income[1] of $0.19 per diluted Paired Share, an increase of 33.5%

Extended Stay America’s President and Chief Executive Officer, Jonathan Halkyard, commented, “We delivered a strong performance during the first quarter, despite a negative impact from the Easter holiday shift, allowing us to grow Adjusted EBITDA and RevPAR for the quarter. Year to date, we have made significant progress on our growth strategy, “ESA 2.0”, having sold 26 hotels at attractive multiples, received commitments for 15 new ESA hotels, are in active negotiations to sell up to another 45 hotels and acquired sites for our own development.”

Mr. Halkyard continued, “Additionally, this is the fourth consecutive year as a public company that we have increased our combined quarterly dividend to shareholders, despite having sold 84 hotels over that time period. This dividend raise, combined with an increase in the pace of Paired Share repurchases, highlight that returning capital to shareholders is a top priority for our Company.”

Financial and Operating Results
Total revenues for the three months ended March 31, 2018 were $297.8 million, an increase of 2.3% over the same period in 2017. The increase in total revenues was driven by an increase in RevPAR, partially offset by hotel dispositions in 2017 and in 2018.

Comparable system-wide RevPAR for the three months ended March 31, 2018 grew 3.7% over the same period in 2017, driven by an improvement in average daily rate (“ADR”) of 4.0%, partially offset by a 20 basis point decline in occupancy to 70.3% driven by the Easter calendar shift. Comparable company owned hotel RevPAR increased 3.8% during the quarter to $47.92, driven by an

1 See “Disclosure Regarding Non-GAAP Financial Measures” for an explanation of non-GAAP measures included in this release (i.e., Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, Funds Ffrom Operations ("FFO"), Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share).

ADR increase of 4.0%. Company owned hotel RevPAR increased 4.7% reflecting the sales of non-core hotels and the increase in comparable company owned hotel RevPAR.

Hotel Operating Margin1 for the three months ended March 31, 2018 was 52.2% compared to 52.5% in the same period in 2017. Hotel Operating Margin flow-through, defined as the change in Hotel Operating Profit1 divided by the change in total hotel revenues was 34.4%.

Net income for the three months ended March 31, 2018 was $31.1 million compared to $16.1 million in the same period in 2017. Net income in the first quarter was favorably impacted by increased revenues, a gain on asset sales, a lower effective tax rate and lower depreciation and amortization, partially offset by an increase in impairment charges. Income tax expense for the three months ended March 31, 2018 was $5.8 million compared to $4.5 million in the same period in 2017.

Adjusted EBITDA for the three months ended March 31, 2018 was $132.2 million. Adjusted EBITDA excludes non-cash equity-based compensation expense of $2.4 million, impairment charges of $43.6 million, $38.1 million of gains on asset sales and loss on disposal of assets and other net expenses of $1.7 million.

Adjusted FFO for the three months ended March 31, 2018 was $80.0 million, an increase of 16.5% compared to the same period in 2017. The increase in Adjusted FFO was primarily due to a lower effective tax rate, increased revenues and lower interest expense. Adjusted FFO per diluted Paired Share1 was $0.42 compared to $0.35 in the same period in 2017. Adjusted FFO, a non-GAAP measure, represents funds from operations, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. A Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc.

Adjusted Paired Share Income for the three months ended March 31, 2018 was $37.5 million, or $0.19 per diluted Paired Share, compared to $28.5 million, or $0.15 per diluted Paired Share, in the same period in 2017. The increase in Adjusted Paired Share Income was due to a decrease in effective tax rate, increased revenues, lower depreciation expense and lower interest expense. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share.

Capital Expenditures
The Company invested $33.6 million in capital expenditures during the first quarter of 2018. This included approximately $4.2 million in capital expenditures for new hotel development and $10.1 million in capital expenditures for IT projects.

Asset Dispositions and Acquisitions
In addition to the 25 portfolio hotel sale in February 2018, the Company completed the previously announced sale of the Austin property for $44.8 million in March 2018. The Company will continue to manage the Austin property under an interim management agreement until the new owner is ready to commence construction on its alternate use and closes the hotel. The Company is currently in active negotiations to sell up to 45 additional hotels to portfolio buyers during 2018.

The Company has signed contracts and is engaged in due diligence to acquire two extended stay hotels using 1031 proceeds from its prior asset sales. The Company expects to complete the purchase of one hotel during the second quarter and the other hotel in the third quarter. These two hotels will be converted to the Extended Stay America brand.

Distribution and Share Repurchases
On April 26, 2018, the Boards of Directors of Extended Stay America, Inc. and ESH Hospitality, Inc. declared cash distributions totaling $0.22 per Paired Share for the first quarter of 2018, an increase of 4.8%. The distributions are payable on May 25, 2018 to shareholders of record as of May 11, 2018.

During the first quarter of 2018, the Company repurchased 1.8 million Paired Shares for an aggregate purchase price of $35.2 million. Between April 1, 2018 and April 26, 2018, the Company repurchased 0.8 million Paired Shares for $15.1 million. As of April 26, 2018, the Company had approximately $147.7 million in repurchase authorization remaining.

2018 Outlook
The Company’s outlook for 2018 is updated as follows:

Full Year 2018	Updated Outlook		Previous Outlook
in millions, except %	Low	High	Low	High

# of hotels owned on 12/31/18	600		599
Room and other hotel revenues	$1,257	$1,282	$1,257	$1,282
Comparable system-wide RevPAR % Δ	1.0%	3.0%	1.0%	3.0%
Net income	$188	$207	$197	$220
Adjusted Paired Share income/Paired Share	$1.04	$1.14	—	—
Adjusted EBITDA	$600	$620	$600	$620
Comparable Adjusted EBITDA % Δ	-0.5%	+2.8%	-0.9%	+2.4%
Depreciation and amortization	$220	$220	$220	$220
Net interest expense	$130	$130	$130	$130
Effective tax rate	16%	17%	16%	17%
Capital expenditures	$205	$235	$180	$210
Cash available for capital return	$260	$300	—	—

The Company’s updated 2018 outlook for total revenues, Adjusted EBITDA and capital expenditures reflects the recently completed Austin hotel sale and the expected purchase of two extended stay hotels for conversion later in 2018. This outlook does not reflect expected additional asset sales, which we anticipate will reduce total revenues, depreciation and Adjusted EBITDA for the year, but we expect will have limited, if any, impact on Adjusted Paired Share income per diluted Paired Share or Adjusted FFO per diluted Paired Share.

Webcast and Conference Call Details

The Company will host a conference call on Friday, April 27, 2018 at 8:30 a.m. Eastern Time. The conference call will be webcast simultaneously in the Investor Relations section of the Company’s website at www.aboutstay.com. A replay of the call will be available for 90 days following the webcast on the Company’s website.

Alternatively, the conference call can be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A telephone replay will be available from shortly after the call until May 4, 2018, and can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13678789.
Disclosure Regarding Non-GAAP Financial Measures
Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share (collectively, the “Non-GAAP Financial Measures”), which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and capital-intensive companies, including those which include a REIT as part of their legal entity structure. The Non-GAAP Financial Measures are not recognized terms under U.S. GAAP.  These measures as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of, or superior to, operating profit, net income, net income per share or any other measure of the Company, Extended Stay America, Inc. or ESH Hospitality, Inc. calculated in accordance with U.S. GAAP.  The Company’s presentation of the Non-GAAP Financial Measures does not replace the presentation of the Company’s consolidated financial statements and other disclosures prepared in accordance with U.S. GAAP.
Forward Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from projected results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2018 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc. (“ESA”) is the largest integrated hotel owner/operator in North America.  Its subsidiary, ESH Hospitality, Inc. (“ESH”), is the largest lodging REIT in North America by unit and room count, with 598 hotels and approximately 66,000 rooms in the U.S. ESA manages all of ESH’s hotel properties in addition to 27 Extended Stay America branded hotels for third parties, providing over 8,000 jobs at Extended Stay America hotels and corporate headquarters. Extended Stay America® is the leading brand in the mid-priced extended stay segment, with approximately twice as many rooms as its nearest competitor. Visit www.esa.com for more information.

Contacts
Investors:	Media:
Rob Ballew	Terry Atkins
(980) 345-1546	(980) 345-1648
investorrelations@esa.com	tatkins@esa.com

EXTENDED STAY AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2018	2017	% Variance
REVENUES:
Room revenues	$290,210	$285,808	1.5%
Other hotel revenues	5,275	5,183	1.8%
Franchise and management fees	623	—	n/a
	296,108	290,991	1.8%

Other revenues from franchised and managed hotels	1,659	—	n/a

Total revenues	297,767	290,991	2.3%

OPERATING EXPENSES:
Hotel operating expenses	142,630	141,660	0.7%
General and administrative expenses	25,221	26,307	(4.1)%
Depreciation and amortization	54,015	57,671	(6.3)%
Impairment of long-lived assets	43,600	12,423	251.0%

	265,466	238,061	11.5%

Other expenses from franchised and managed properties	1,659	—	n/a

Total operating expenses	267,125	238,061	12.2%

GAIN ON SALE OF HOTEL PROPERTIES	38,082	—	n/a

OTHER INCOME	5	1	400.0%

INCOME FROM OPERATIONS	68,729	52,931	29.8%

OTHER NON-OPERATING EXPENSE (INCOME)	197	(1,221)	(116.1)%

INTEREST EXPENSE, NET	31,640	33,606	(5.9)%

INCOME BEFORE INCOME TAX EXPENSE	36,892	20,546	79.6%

INCOME TAX EXPENSE	5,797	4,483	29.3%

NET INCOME	31,095	16,063	93.6%

NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS (1)	(16,243)	7,038	(330.8)%

NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC COMMON SHAREHOLDERS	$14,852	$23,101	(35.7)%

NET INCOME PER EXTENDED STAY AMERICA, INC. COMMON SHARE - DILUTED	$0.08	$0.12

WEIGHTED-AVERAGE EXTENDED STAY AMERICA, INC. COMMON SHARES OUTSTANDING - DILUTED	192,566	195,386

(1) Noncontrolling interests in Extended Stay America, Inc. include approximately 43% and 44% of ESH REIT's common equity as of March 31, 2018 and 2017, respectively.

CONSOLIDATED BALANCE SHEET DATA
AS OF MARCH 31, 2018 AND DECEMBER 31, 2017
(In thousands)
(unaudited)

	March 31,	December 31,
	2018	2017
Cash and cash equivalents	$190,753	$113,343
Restricted cash	$58,268	$37,631
Total assets	$3,991,214	$4,076,005
Total debt, net of unamortized deferred financing costs and debt discounts (2)	$2,481,301	$2,541,901
Total equity	$1,301,672	$1,345,847

(2) Unamortized deferred financing costs and debt discounts totaled approximately $46.6 million and $49.0 million as of March 31, 2018 and December 31, 2017, respectively.

EXTENDED STAY AMERICA, INC.
COMPARABLE SYSTEM-WIDE OPERATING METRICS (1)
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017	Variance
Number of hotels (as of March 31)	625	625	—
Number of rooms (as of March 31)	68,780	68,780	—
Comparable Occupancy	70.3%	70.5%	(20) bps
Comparable ADR	$67.56	$64.95	4.0%
Comparable RevPAR	$47.50	$45.80	3.7%

COMPARABLE COMPANY OWNED OPERATING METRICS (2)
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017	Variance
Number of hotels (as of March 31)	598	598	—
Number of rooms (as of March 31)	66,089	66,089	—
Comparable Occupancy	70.5%	70.7%	(20) bps
Comparable ADR	$67.99	$65.36	4.0%
Comparable RevPAR	$47.92	$46.18	3.8%

COMPANY OWNED HOTEL OPERATING METRICS (3)
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017		Variance
Number of hotels (as of March 31)	598	629	(4)	(31)
Number of rooms (as of March 31)	66,089	69,383		(3,294)
Occupancy	70.5%	70.4%		10 bps
ADR	$67.99	$64.99		4.6%
RevPAR	$47.92	$45.76		4.7%

(1) Includes hotels that were owned, managed and/or franchised as of March 31, 2018.
(2) Includes hotels owned and operated by the Company as of March 31, 2018.
(3) Includes hotels owned and operated during the periods presented.
(4) Includes three Extended Stay Canada-branded hotels.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF ROOM REVENUES, OTHER HOTEL REVENUES AND
HOTEL OPERATING EXPENSES TO HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017	Variance
Room revenues	$290,210	$285,808	1.5%
Other hotel revenues	5,275	5,183	1.8%
Total hotel revenues	295,485	290,991	1.5%
Hotel operating expenses (1)	141,138	138,190	2.1%
Hotel Operating Profit	$154,347	$152,801	1.0%
Hotel Operating Margin	52.2%	52.5%	(30) bps

(1) Excludes loss on disposal of assets of approximately $1.5 million and $3.5 million, respectively.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2018		2017
Net income	$31,095		$16,063
Interest expense, net	31,640		33,606
Income tax expense	5,797		4,483
Depreciation and amortization	54,015		57,671
EBITDA	122,547		111,823
Non-cash equity-based compensation	2,403		2,683
Other non-operating expense (income)	197	(1)	(1,221)	(2)
Impairment of long-lived assets	43,600		12,423
Gain on sale of hotel properties	(38,082)		—
Other expenses	1,499	(3)	3,894	(4)
Adjusted EBITDA	$132,164	(5)	$129,602	(5)
% growth	2.0%

(1) Includes foreign currency transaction loss of approximately $0.2 million.

(2) Includes gain related to interest rate swap of approximately $1.3 million and foreign currency transaction loss of approximately $0.1 million.

(3) Includes loss on disposal of assets of approximately $1.5 million.

(4) Includes loss on disposal of assets of approximately $3.5 million and costs incurred in connection with March 2017 secondary offering of approximately $0.4 million.

(5) Includes adjusted EBITDA of approximately $2.0 million and $4.3 million for the three months ended March 31, 2018 and 2017, respectively, related to the hotels sold in 2018 and 2017.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO FUNDS FROM OPERATIONS, ADJUSTED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS PER DILUTED PAIRED SHARE
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(In thousands, except per share and per Paired Share data)
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Net income per Extended Stay America, Inc. common share - diluted	$0.08	$0.12
Net income attributable to Extended Stay America, Inc. common shareholders	$14,852	$23,101
Noncontrolling interests attributable to Class B common shares of ESH REIT	16,239	(7,042)
Real estate depreciation and amortization	52,748	56,533
Impairment of long-lived assets	43,600	12,423
Gain on sale of hotel properties	(38,082)	—
Tax effect of adjustments to net income attributable to Extended Stay America, Inc. common shareholders	(9,725)	(16,274)
Funds From Operations	$79,632	$68,741
Debt modification and extinguishment costs	437	1,168
Gain on interest rate swap	—	(1,242)
Tax effect of adjustments to Funds From Operations	(73)	17
Adjusted Funds From Operations	$79,996	$68,684

Adjusted Funds From Operations per Paired Share- diluted	$0.42	$0.35

Weighted average Paired Shares outstanding – diluted	192,566	195,386

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO PAIRED SHARE INCOME, ADJUSTED PAIRED SHARE INCOME
AND ADJUSTED PAIRED SHARE INCOME PER DILUTED PAIRED SHARE
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(In thousands, except per share and per Paired Share data)
(Unaudited)

	Three Months Ended March 31,
	2018		2017
Net income per Extended Stay America, Inc. common share - diluted	$0.08		$0.12
Net income attributable to Extended Stay America, Inc. common shareholders	$14,852		$23,101
Noncontrolling interests attributable to Class B common shares of ESH REIT	16,239		(7,042)
Paired Share Income	31,091		16,059
Debt modification and extinguishment costs	437		1,168
Other non-operating expense (income)	197	(1)	(1,221)	(2)
Impairment of long-lived assets	43,600		12,423
Gain on sale of hotel properties	(38,082)		—
Other expenses	1,499	(3)	3,894	(4)
Tax effect of adjustments to Paired Share Income	(1,277)		(3,838)
Adjusted Paired Share Income	$37,465		$28,485

Adjusted Paired Share Income per Paired Share – diluted	$0.19		$0.15

Weighted average Paired Shares outstanding – diluted	192,566		195,386

(1) Includes foreign currency transaction loss of approximately $0.2 million.

(2) Includes gain related to interest rate swap of approximately $1.3 million and foreign currency transaction loss of approximately $0.1 million.

(3) Includes loss on disposal of assets of approximately $1.5 million.

(4) Includes loss on disposal of assets of approximately $3.5 million and costs incurred in connection with March 2017 secondary offering of approximately $0.4 million.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO PAIRED SHARE INCOME, ADJUSTED PAIRED SHARE INCOME
AND ADJUSTED PAIRED SHARE INCOME PER DILUTED PAIRED SHARE
FOR THE YEARS ENDED DECEMBER 31, 2017 (ACTUAL) AND 2018 (OUTLOOK)
(In thousands, except per share and per Paired Share data)
(Unaudited)

	Year Ended			Year Ending December 31, 2018
	December 31, 2017			(Outlook)
	(Actual)			Low		High
	$0.41		Net income per Extended Stay America, Inc. common share - diluted	$0.42		$0.48

	$78,847		Net income attributable to Extended Stay America, Inc. common shareholders	$81,259		$92,059
	93,325		Noncontrolling interests attributable to Class B common shares of ESH REIT	106,542		114,804
	172,172		Paired Share Income	187,801		206,863
	2,351		Debt modification and extinguishment costs	437		437
	(399)	(1)	Other non-operating income	197		197
	25,169		Impairment of long-lived assets	43,600		43,600
	(9,973)		Gain on sale of hotel properties	(38,082)		(38,082)
	9,866	(2)	Other expenses	10,000	(3)	10,000	(3)
	(6,241)		Tax effect of adjustments to Paired Share Income	(2,746)		(2,584)
	$192,945		Adjusted Paired Share Income	$201,207		$220,431

	$1.00		Adjusted Paired Share Income per Paired Share – diluted	$1.04		$1.14
			% growth	4.9%		14.9%
	193,670		Weighted average Paired Shares outstanding – diluted	192,566		192,566

(1)	Includes foreign currency transaction gain of approximately $0.7 million and loss related to interest rate swap of approximately $0.3 million.
(2)
Includes loss on disposal of assets of approximately $8.6 million, costs incurred in connection with 2017 secondary offering of approximately $1.1 million and transaction costs of approximately $0.2 million due to the revision of an estimate related to the sale of three hotel properties in 2017.

(3)	Includes loss on disposal of assets and other non-operating expenses.

EXTENDED STAY AMERICA, INC.
TOTAL REVENUES AND NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR YEARS ENDED DECEMBER 31, 2017 (ADJUSTED)(1) AND 2018 (OUTLOOK)
(In thousands)
(Unaudited)

	Year Ended			Year Ending December 31, 2018
	December 31, 2017			(Outlook)(2)
	(Adjusted) (1)			Low		High
	$1,238,825		Room and other hotel revenues	$1,257,000		$1,282,000

	$172,188		Net income	$187,817		$206,879
	129,772		Interest expense, net	130,000		130,000
	59,514		Income tax expense	38,468		39,406
	229,216		Depreciation and amortization	220,000		220,000
	590,690		EBITDA	576,285		596,285
	(19,906)		Adjusted Property EBITDA of hotels not owned for entirety of periods presented (2)	—		—
	7,552		Equity-based compensation	8,000		8,000
	(399)	(3)	Other non-operating income	197		197
	25,169		Impairment of long-lived assets	43,600		43,600
	(9,973)		Gain on sale of hotel properties	(38,082)		(38,082)
	9,866	(4)	Other expenses	10,000	(5)	10,000	(5)
	$602,999		Comparable Company-Owned Adjusted EBITDA(2)	$600,000		$620,000
			% growth	-0.5%		2.8%

(1)	2017 results adjusted to reflect only those 598 hotels owned and operated as of March 31, 2018.
(2)	2018 outlook includes revenues of approximately $5.0 million and Adjusted EBITDA of approximately $2.0 million for the 26 hotels sold in 2018.
(3)	Includes foreign currency transaction gain of approximately $0.7 million and loss related to interest rate swap of approximately $0.3 million.
(4)
Includes loss on disposal of assets of approximately $8.6 million, costs incurred in connection with 2017 secondary offerings of approximately $1.1 million and transaction costs of approximately $0.2 million due to the revision of an estimate related to the sale of hotel properties in 2017.

(5)	Includes loss on disposal of assets and other non-operating expenses.